Exhibit 10.10
AMENDED AND RESTATED PROMISSORY NOTE
(Mount Snow Ski Resort)

$59,000,000.00	June 30, 2009
     FOR VALUE RECEIVED, PEAK RESORTS, INC., a Missouri corporation and MOUNT SNOW, LTD, a Vermont corporation (jointly and severally, “Borrower”), hereby promise to pay to the order of EPT MOUNT SNOW, INC., a Delaware corporation (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 30 West Pershing Road, Suite 201, Kansas City, Missouri 64108, the principal sum of FIFTY-NINE MILLION AND NO/100 DOLLARS ($59,000,000.00) together with interest on the unpaid principal balance of this Note as hereinafter provided. Interest shall be calculated on the basis of a 360 day year.
     Section 1 Payment. Commencing on May 4, 2007, and continuing on the same day of each month thereafter until the Maturity Date, the Borrower shall pay interest only on the unpaid principal balance of this Note at the rate of interest set forth in Section 3 below. The entire principal balance of this Note, together with all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on April 3, 2027 (the “Maturity Date”), the final maturity of this Note.
     Section 2 Security; Loan Documents. This Note evidences a loan made by Lender to the Borrower pursuant to a Loan Agreement dated April 4, 2007, by and between the Borrower and Lender (as amended, modified or supplemented from time to time, the “Loan Agreement”). This Note shall be secured by (a) that certain Vermont Mortgage, Assignment of Rents, and Security Agreement (as the same may from time to time be amended, restated, modified or supplemented, the “Mortgage”), dated April 4, 2007, from Mount Snow, Ltd (“Mount Snow”), to Lender, conveying and encumbering certain real and personal property more particularly described therein and located in Wilmington, Vermont and Dover, Vermont, and commonly known as the Mount Snow Ski Resort (the “Property”); (b) the Assignment of Rents, Leases and Leasing Agreements dated April 4, 2007 executed by Mount Snow; (c) the Assignment of Permits and Licenses dated April 4, 2007 executed by Borrower; (d) the Environmental Indemnity Agreement dated April 4, 2007 executed by Borrower; and (e) the Debt Service Reserve and Security Agreement by and between Lender and Borrower dated April 4, 2007. This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”
     Section 3 Interest Rate.
     (a) Initial Rate. The unpaid principal balance of this Note from day to day outstanding shall initially bear interest at a rate of ten percent (10.00%) per annum.
     (b) Annual Rate Adjustment. On April 1, 2008, and on the first day of April of each year thereafter (the “Adjustment Date”) until the Maturity Date, the rate of interest shall be increased each year by the lesser of the following: (x) three (3) times the percentage increase in the CPI (as hereinafter defined) from the CPI in effect on the applicable Adjustment Date over the CPI in effect on the immediately preceding Adjustment Date, in each case rounded to the nearest one-hundredth of a percent; or (y) one and one-half percent (1.5%) (i.e., the rate of interest shall be increased to an amount equal to the rate of interest in the previous year multiplied by 1.015). Notwithstanding the foregoing, at such time as the Property achieves a Debt Service Coverage Ratio of 2.0 to 1.0, and maintains such Debt Service Coverage Ratio for a period of two consecutive years, then the applicable interest for subsequent years will be reduced by 100 basis points from the otherwise applicable interest rate, provided that such Debt Service Coverage Ratio continues to be met at the end of each Loan Year (as defined in the Loan Agreement). For the purposes hereof, Debt Service Coverage Ratio shall mean a fraction, the numerator of which is the EBITDA for the previous Loan Year for the Property decreased by 3% of the revenues for the Property, and the denominator of which is the current annual payment under this Note, and EBITDA shall mean, for the period of computation, earnings attributable to the Property before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied. For the purposes hereof, “CPI” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100).
     (c) Past Due Rate. Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due (without regard to any applicable grace periods), shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the “Past Due Rate”) equal to the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate, plus four percent (4%), but in no event shall the Past Due Rate ever be less than the rate of interest set forth in subsection (a) above, (as adjusted pursuant to subsection (b) above and sometimes referred to herein as the “standard rate of interest”) plus 200 basis points (2.00%). If Citibank, N.A. discontinues reporting a base rate, then the base rate shall be such other base rate as Lender designates to be the successor base rate.
     Section 4 Prepayment. Borrower shall have no right to prepay all or any part of the principal of this Note prior to its scheduled Maturity Date without Lender’s consent, which consent shall be held by Lender in its sole discretion. Notwithstanding the foregoing, subject to the terms and conditions set forth in this Section 4, Lender hereby grants to Borrower a right of first offer (“First Offer Right”) relating to the Lender’s sale of this Note. If, at any time during the term hereof, Lender desires to sell this Note to another Lender, Lender shall first deliver to Borrower written notice (the “Notice of Transfer”), which Notice of Transfer shall state Lender’s desire to sell this Note. If Borrower elects to make an offer to purchase the Note, Borrower shall deliver to Lender within 120 days following the date the Notice of Transfer was received by Borrower (the “Offer Date”) a written offer (the “Offeree Offer”), which Offeree Offer shall offer to purchase the Note on the terms and conditions, including price, timing and other terms (if applicable), specified therein. The Offeree Offer shall disclose all material facts relating to the proposed transaction and, at Borrower’s option, may include a form of Note purchase agreement. Each Offeree Offer shall be an irrevocable commitment by Borrower to purchase this Note on the terms and conditions set forth therein. If Borrower does not elect to make an offer to purchase this Note by the Offer Date or if Borrower makes an offer to purchase the Note by the Offer Date and Lender elects not to sell the Note on the terms offered by Borrower, Lender (X) shall be under no obligation to sell the Note to any person, unless Lender so elects, and (Y) may, within a period of 6 months from and after the Offer Date, solicit offers relating to the sale of this Note. The First Offer Right granted to Borrower under the terms and conditions of this Section 4 shall revive in the event that Lender fails to sell the Note within the six (6) months from and after the Offer Date.
     Section 5 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

     Section 6 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 o’clock p.m. central standard time shall be deemed to be received on, and shall be posted as of, the following business day. Whenever any payment under this Note or any other Loan Document falls due on a Saturday, a Sunday or another day on which the offices of Lender are not open for the conduct of its banking business at the place where this Note is payable, such payment may be made on the next succeeding day on which the offices of Lender are open for such business.
     Section 7 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:
          (a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such amount remains unpaid beyond a period of ten (10) days after written notice of such default is given by Lender to Borrower.
          (b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period set forth in the Loan Documents.
          (c) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period), including without limitation the Mortgage and Loan Agreement.
     Section 8 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:
          (a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.
          (b) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.
          (c) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.
     Section 9 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.
     Section 10 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.
     Section 11 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Peak Resorts, Inc., at its address specified in the Loan Agreement. Borrower irrevocably agrees that such service shall be deemed to be service of process upon each party executing this Note as Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.
     Section 12 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.
     Section 13 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which the Property is located for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Missouri (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”
     Section 14 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.
     Section 15 Amended and Restated Note. This Promissory Note consolidates, amends, renews, restates and supercedes that certain Promissory Note (Mount Snow Ski Resort) dated April 4, 2007 in favor of Lender in the original principal amount of FIFTY-SEVEN MILLION EIGHT HUNDRED THOUSAND AND NO 100 DOLLARS ($57,800,000.00) (the “Prior Note”). The Borrower and the Lender intend that the indebtedness reflected by this Promissory Note shall continue to be fully and completely secured by all liens originally given as security for the Prior Note, according to the same perfection and priority. This instrument constitutes a consolidation, amendment and renewal, and not a novation, of the Prior Note.
     Section 16. Joint and Several Liability. The liabilities and obligations of each of the undersigned shall be joint and several liabilities and obligations. The joint and several obligations of each of the undersigned under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to any other Loan Document (collectively, the “Obligations”) shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of the undersigned: (a) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations or agreements of any of the undersigned under this Note or any other Loan Document; (b) the failure to give notice to any or all of the undersigned of the occurrence of a default under the terms and provisions of this Note or any other Loan Document; (c) the release, substitution or exchange by the holder of this note of any collateral securing any of the Obligations (whether with or without consideration) or the acceptance by the holder of this Note of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any collateral; (d) the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Lender or any other holder of the note or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the undersigned or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or (e) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the undersigned from the performance or observance of any obligation, covenant or agreement contained in this Note. The joint and several Obligations of the undersigned to Lender under this Note shall remain in full force and effect (or be reinstated) until Lender has received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Lender. The undersigned expressly agree that Lender shall not be required first to institute any suit or to exhaust its remedies against any of the undersigned or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the undersigned shall be and remain, directly and primarily liable for all sums due under this note and under the loan documents. On disposition by Lender of any property encumbered by any collateral, the undersigned shall be and shall remain jointly and severally liable for any deficiency.
     Section 17. Authority. Each of the undersigned representatives of Borrower represent that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage, and the other Loan Documents and they constitute the valid and binding obligations of Borrower.
     Section 18 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL LOAN AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF.
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     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

Borrower: PEAK RESORTS, INC., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

MOUNT SNOW, LTD., a Vermont corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

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